As filed with the Securities and Exchange Commission on May 4, 2021
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________________________________________

FEDERAL SIGNAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________________________________

DELAWARE	1415 W. 22nd Street, Oak Brook, Illinois 60523	36-1063330
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)
FEDERAL SIGNAL CORPORATION
2015 EXECUTIVE INCENTIVE COMPENSATION PLAN
(Full title of the plan)
DANIEL A. DUPRÉ
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
FEDERAL SIGNAL CORPORATION
1415 W. 22nd STREET
OAK BROOK, ILLINOIS 60523
Telephone: (630) 954-2000
(Name, address and telephone numbers, including area code, of agent for service)
Copy to:
MICHELE C. KLOEPPEL, ESQ.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Telephone: (314) 552-6000
Facsimile: (314) 552-7000
_____________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________________________________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Federal Signal Corporation Common Stock, $1.00 par value	3,200,000 (1)	$41.49	$132,752,000	$14,484
(1)     This Registration Statement on Form S-8 (this “Registration Statement”) registers the issuance of an additional 3,200,000 shares of Common Stock, $1.00 par value, which are issuable under the Federal Signal Corporation 2015 Executive Incentive Compensation Plan, as amended, (the “Plan”), pursuant to a

Second Amendment to the Plan, which was approved by the stockholders of the Registrant on April 27, 2021. Pursuant to Rule 416(a) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction, or the anti-dilution provisions of the Plan, as well as, an indeterminate number of plan participation interests to be offered or sold pursuant to the Plan. In accordance with Rule 457(h)(d), no separate fee calculation is required for such interests.

(2)     Estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and (h), based upon the average of the high and low sale prices of common stock, $1.00 par value, of the Registrant as reported on the New York Stock Exchange on April 27, 2021.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the Federal Signal Corporation 2015 Executive Incentive Plan, as amended (the “Plan”), is being filed by Federal Signal Corporation (the “Registrant”) for the purpose of registering 3,200,000 additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. The additional securities have been authorized for issuance pursuant to the Second Amendment to the Plan, which was approved by the stockholders of the Registrant on April 27, 2021. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-204189 regarding the Plan, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 15, 2015.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

The following documents filed with the SEC by the Registrant are incorporated herein by reference:
•Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021;

•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021;

•Our Current Reports on Form 8-K, filed with the SEC on February 19, 2021 and April 28, 2021, respectively;

•All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year ended December 31, 2020; and

•The description of our common stock, $1.00 par value per share, as contained in our Registration Statement on Form 8-A, filed with the SEC on July 30, 1998, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Under no circumstances shall any information furnished under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

    Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
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Item 8.    Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Form 8-K filed April 30, 2010, and incorporated herein by reference.

3.2	Amended and Restated By-Laws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Form 8-K filed February 9, 2016, and incorporated herein by reference.

5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

23.1*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (set forth on signature page hereto).

99.1
Federal Signal Corporation 2015 Executive Incentive Compensation Plan, as amended by the First Amendment to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan, attached as Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on March 17, 2021, and incorporated herein by reference.

99.2
Second Amendment to the Federal Signal Corporation 2015 Executive Incentive Compensation Plan, attached as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on March 17, 2021, and incorporated herein by reference.

*    Filed or furnished herewith.
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SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on May 4, 2021.

FEDERAL SIGNAL CORPORATION

By:	/s/ Jennifer L. Sherman
Jennifer L. Sherman
President and Chief Executive Officer (Principal Executive Officer)
POWER OF ATTORNEY

We, the undersigned officers and directors of Federal Signal Corporation, hereby severally and individually constitute and appoint Jennifer L. Sherman and Daniel A. DuPré and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jennifer L. Sherman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2021
Jennifer L. Sherman

/s/ Ian A. Hudson	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 4, 2021
Ian A. Hudson

/s/ Lauren B. Elting	Vice President, Corporate Controller (Principal Accounting Officer)	May 4, 2021
Lauren B. Elting

/s/ Dennis J. Martin	Chairman and Director	May 4, 2021
Dennis J. Martin

/s/ Eugene J. Lowe, III	Director	May 4, 2021
Eugene J. Lowe, III

/s/ William F. Owens	Director	May 4, 2021
William F. Owens

/s/ Brenda L. Reichelderfer	Director	May 4, 2021
Brenda L. Reichelderfer

/s/ John L. Workman	Director	May 4, 2021
John L. Workman

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